EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Barry Lamperd, President and Chief Executive Officer of Lamperd Less Lethal Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Lamperd Less Lethal Inc. for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lamperd Less Lethal Inc.

Dated: April 17, 2007

/s/ Barry Lamperd
Barry Lamperd
President and Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Lamperd Less Lethal Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lamperd Less Lethal Inc. and will be retained by Lamperd Less Lethal Inc. and furnished to the Securities and Exchange Commission or its staff upon request.